Exhibit 99.1


                       Global Payment Technologies, Inc.
                 Announces Acceleration of Stock Option Vesting



    HAUPPAUGE, N.Y.--(BUSINESS WIRE)--Sept. 9, 2005--Global Payment Technologies, Inc. (NASDAQ Symbol: GPTX) (GPT), a leading manufacturer and innovator of currency acceptance systems used in the worldwide gaming and vending industries, today announced that its Board of Directors, at its meeting on September 8, 2005, accelerated the vesting of unvested stock options previously awarded to employees, officers and directors in light of new accounting regulations that will take effect in the Company's next fiscal year commencing October 1, 2005. The board took action with the belief that it is in the best interest of shareholders as it will reduce the Company's reported compensation expense in future periods.
    In order to prevent unintended personal benefits to employees, officers and directors, the Board imposed restrictions on any shares received through the exercise of accelerated options held by those individuals. These restrictions prevent the sale of any stock obtained through exercise of an accelerated option prior to the earlier of the original vesting date or the individual's termination of employment.
    The primary purpose of the accelerated vesting is to eliminate future compensation expense the Company would otherwise recognize in its income statement with respect to these accelerated stock options upon the adoption of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (Revised 2005), Share-Based Payment ("SFAS 123R"). SFAS 123R is effective as of the beginning of the first annual reporting period that begins after June 15, 2005, and will require that compensation expense associated with stock options be recognized in the income statement, rather than as a footnote disclosure in the Company's consolidated financial statements. The estimated future compensation expense associated with these accelerated options that would have been recognized in the Company's income statement under SFAS 123R is approximately $403,000, $169,000, $62,000 and $18,000 in fiscal 2006, 2007, 2008 and 2009, respectively.
As a result of this acceleration of stock options, options to purchase approximately 368,000 shares of the Company's common stock became immediately exercisable. The grant prices of the affected stock options range from $3.50 to $6.86 and the closing price of the Company's common stock on September 8, 2005 was $3.59 resulting in no additional compensation expense as a result of this acceleration of stock options in the quarter ended September 30, 2005.

    About GPT

    Global Payment Technologies, Inc. is a United States-based designer, manufacturer, and marketer of automated currency acceptance and validation systems used to receive and authenticate currencies in a variety of payment applications worldwide. GPT's proprietary and patented technologies are among the most advanced in the industry. Please visit the GPT web site for more information at http://www.gpt.com.

    Special Note Regarding Forward-Looking Statements: A number of statements contained in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the applicable statements. These risks and uncertainties include, but are not limited to: the risks that its current and future products may contain errors or defects that would be difficult and costly to detect and correct; GPT's dependence on the paper currency validator market and its potential vulnerability to technological obsolescence; possible risks of product inventory obsolescence; potential difficulties in manufacturing operations; potential shortages of key parts and/or raw materials; potential difficulties in managing growth; dependence on a limited base of customers for a significant portion of sales; dependence on key personnel; the possible impact of competitive products and pricing; and other risks described in more detail in GPT's Securities and Exchange Commission filings.



    CONTACT: PR Financial Marketing
             Jim Blackman, 713/256-0369
             jimblackman@prfinancialmarketing.com
                or
             Global Payment Technologies, Inc.
             Thomas McNeill, 631/231-1177 ext. 273